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                                                                 Exhibit 3.69(a)

                           ARTICLES OF INCORPORATION

                                       of

                         PRINCESS BEVERLY COAL COMPANY

     I.   The undersigned agree to become a corporation by the name of:

                         PRINCESS BEVERLY COAL COMPANY

     II. The address of the principal office of said corporation will be located at 401 South Lafayette Drive in the city of Lewisburg, County of Greenbrier, State of West Virginia, Zip 24901.

     III. The purpose or purposes for which corporation is formed are as follows:

     To acquire, purchase, lease, option, own, sell and mortgage coal lands, mineral estates, in the State of West Virginia or elsewhere; to buy and sell real estate; to prospect for coal, and mine coal and other minerals or mineral products, and generally to buy, sell, handle, and deal in the market in coal of all kinds; to purchases, acquire and contract all kinds of machinery, buildings, cars, and appliances for mining and marketing coal; to construct and operate railways and tramways for mining and moving coal; to form and control subsidiary companies and corporations which said subsidiaries to have all of the aforesaid objects; and to do all other things necessary and incidental to all of the aforesaid purposes; and further, to conduct and carry on any business authorized by law.


     IV.  Provisions granting preemptive rights are:

          Common law preemptive rights shall not be limited.

     V. Provisions for the regulation of the internal affairs of the corporation are:

          None.

     VI. The amount of the total authorized capital stock of said corporation shall be:

          Five Thousand and no/100 dollars, which shall be divided into 500 shares of the par value of Ten and no/100 dollars each.

     VII. The full names and addresses of the incorporator(s), including street and street numbers, if any, and the city, town, or village, including zip number, the number of shares subscribed for by each are as follows:
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Freda M.  Wentz     1110 Kanawha Valley Bldg., Charleston, WV 25301  150 Shares


     VIII.  The existence of this corporation is to be perpetual.

     IX. The name and address of the appointed person to whom notice or process may be sent:

Peter Moran, 401 South Lafayette Drive, Lewisburg, West Virginia 24901

     X. The number of directors constituting the initial board of directors of the corporation is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify.

NAME                                          ADDRESS


Peter Moran          401 South Lafayette Drive, Lewisburg, West Virginia 24901
Paul Moran           401 South Lafayette Drive, Lewisburg, West Virginia 24901
L.W.Hamilton, Jr.    401 South Lafayette Drive, Lewisburg, West Virginia 24901


          I, WE the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this Article of Incorporation, and I/We have accordingly hereunto set our respective hands this 6/th/ day of March , 1978.

                                            /s/    Freda M.  Wentz
                                        ----------------------------------------
                                        Freda M.  Wentz
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STATE OF WEST VIRGINIA   )
                         )
COUNTY OF KANAWHA        )

     I, Dawn Elaine Clark, a Notary Public in and for the county and state aforesaid, hereby certify that Freda M. Wentz whose name(s) are signed to the foregoing Articles of Incorporation (names of all incorporator(s) as shown in Article VII must be inserted in this space by official taking acknowledgement) bearing date 6/th/ day of March, 1978, this day personally appeared before me in my said county and severally acknowledged their signature(s) to be the same.

     Given under my hand and the official seal this 6/th/ day of March , 1978.

                                          /s/ Dawn Elaine Clark
                                       ----------------------------------------
                                         Notary Public

(NOTARIAL SEAL)

My Commission expires:  October 6, 1992

Articles of Incorporation prepared by:

Joseph W.  Caldwell
DENNY, SKEEN, & CALDWELL
1110 Kanawha Valley Building
Charleston, West Virginia 25301